EXHIBIT 3.6



                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth

                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72


                                                          Federal Identification
                                                                  No. 04-2741310





We, James W. Hobbs,                                              President/, and
Justin P. Morreale                                                     Clerk/ of



                               Luxtec Corporation
                               ------------------
                           (EXACT Name of Corporation)

                Located at 326 Clark Street, Worcester MA 05606
                -----------------------------------------------
                     (MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED 3
--------------------------------------------------------------------------------



of the Articles of Organization were duly adopted at a meeting held on October 20 1995, by vote of

850,707 shares of      Common Stock       out of 1,438,661 shares outstanding,
                       ------------------
                 type, class & series (if any)

           shares of                         out of      shares outstanding, and
                       ------------------
                 type, class & series (if any)

           shares of                         out of      shares outstanding, and
                       ------------------
                 type, class & series (if any)

CROSS OUT
INAPPLICABLE
CLAUSE

         a majority of each type, class or series outstanding and entitled to vote thereon:

VOTED: To amend the Articles of Organization of the Corporation to increase the authorized number of shares of Common Stock of the Corporation from 2,000,000 to 10,000,000.



(1) For  amendment  adopted  pursuant  to  Chapter  156B,  Section  70.
(2) For  amendment  adopted  pursuant  to  Chapter  156B,  Section  71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

<BTB>
------------------------------------------------------------ ----- -----------------------------------------------------------------
                 WITHOUT PAR VALUE STOCKS                                                WITH PAR VALUE STOCKS
------------------------------------------------------------ ----- -----------------------------------------------------------------
         TYPE                    NUMBER OF SHARES                         TYPE             NUMBER OF SHARES          PAR VALUE
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
COMMON:                                                            COMMON:              2,000,000               $.01
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
PREFERRED:                                                         PREFERRED:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------


CHANGE the total authorized to:


------------------------------------------------------------ ----- -----------------------------------------------------------------
                 WITHOUT PAR VALUE STOCKS                                                WITH PAR VALUE STOCKS
------------------------------------------------------------ ----- -----------------------------------------------------------------
         TYPE                    NUMBER OF SHARES                         TYPE             NUMBER OF SHARES          PAR VALUE
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

COMMON:                                                            COMMON:              10,000,000              $.01
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

PREFERRED:                                                         PREFERRED:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------


The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty day after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJULY, we have hereunto signed our names this 20th day of October, in the year 1995.


                                                                       President
--------------------------------------------------------------------------------

                                                                           Clerk
--------------------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

================================================================================



I hereby approve the within articles of amendment and, the filing fee in the amount of $8,000.00 having been paid, said articles are deemed to have been filed with me this 20th day of October 1995



                           --------------------------
                             William Francis Galvin
                          Secretary of the Commonwealth







                         TO BE FILLED IN BY CORPORATION
                  PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT


                To:           Victor J. Paci, Esq.
                              Bingham, Dana & Gould
                      150 Federal Street, Boston, MA 02110
                            Telephone (617) 951-8000